         FIRST AMENDMENT TO UNSECURED COMMITTED REVOLVER LOAN AGREEMENT

      This FIRST AMENDMENT TO UNSECURED COMMITTED REVOLVER LOAN AGREEMENT is dated as of March 6, 2000 by and between:

      CITIZENS BANK OF MASSACHUSETTS (as successor in interest to State Street Bank and Trust Company), with an address of 28 State Street, Boston, Massachusetts 02109 (hereinafter, the "BANK"); and

      APPLIED SCIENCE AND TECHNOLOGY, INC., a Delaware corporation, with a principal place of business at 35 Cabot Road, Woburn, Massachusetts 01801 (hereinafter, the "BORROWER").

                                   BACKGROUND

      WHEREAS, the Borrower and the Bank entered into a certain loan arrangement (hereinafter, the "LOAN ARRANGEMENT") evidenced by, among other documents, instruments, and agreements, a certain Unsecured Committed Revolver Loan Agreement dated as of May 1, 1997 (hereinafter, the "REVOLVER AGREEMENT") and a certain Unsecured Committed Revolver Promissory Note dated as of May 1, 1997 (hereinafter, the "NOTE") in the original principal amount of $8,000,000.00 made payable by the Borrower to the order of the Bank; and

      WHEREAS, the Borrower has requested and the Bank has agreed to restructure the terms and provisions of the Loan Arrangement, including, without limitation,
(i) an extension of the Expiration (as defined in the Revolver Agreement) from May 31, 2000 through April 1, 2003; (ii) a change in the interest rate options available to the Borrower from the Prime Rate (as defined in the Revolver Agreement) and the Market Rate (as defined in the Revolver Agreement) to the Domestic Rate (as defined hereunder) and the LIBOR Rate (as defined hereunder) and (iii) a change in the applicable financial covenants, as set forth herein;

      Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and among the Bank and the Borrower as follows:

      1. All references to the "Note" in the Revolver Agreement shall mean the Note, as amended by that certain First Amendment to Unsecured Committed Revolver Promissory Note dated March 6, 2000.

      2. The term "Loans" as set forth in Section 1.0 of Article I of the Revolver Agreement is hereby deleted in its entirety and replaced with the following:

            " "Loans" shall mean Domestic Rate Loans, LIBOR Rate Loans and Standby Letters of Credit issued by the Bank from time to time hereunder".


      3. The terms "Domestic Rate Loan" and "LIBOR Rate Loan" shall have the meanings ascribed to such terms within Exhibit A, attached to and made a part hereof. All other terms so defined within Exhibit A are hereby incorporated by reference.

      4. The terms "Market Rate", "Market Rate Loan", "Prime Rate", and "Prime Rate Loan" as set forth in the Revolver Agreement are hereby deleted in their entirety.

      5. The last sentence of Section 2.1 of Article II of the Revolver Agreement is hereby deleted in its entirety and replaced with the following:

            " The principal amount of the Revolver shall be payable upon the earlier of either (a) the expiration of this Agreement on April 1, 2003 (the "Expiration") or (b) upon the occurrence of an Event of Default (subject to and as provided herein)."

      6. Section 2.2 and 2.5 of Article II of the Revolver Agreement and Subsections (1), and (2) of Section 2.3 of Article II of the Revolver Agreement are hereby deleted in their entirety. All terms and conditions relating to the advances of Loans under the Revolver Agreement, the applicable rate of interest accruing on outstanding loans, and the repayment of such Loans shall be governed by the terms and provisions set forth within Exhibit A, attached hereto and made a part hereof.

      7. Subsection (4) of Section 2.3 of Article II of the Revolver Agreement is hereby deleted in its entirety and replaced with the following:

            "Default Rate. Any principal amount not paid immediately upon acceleration by reason of an Event of Default shall bear interest thereafter, until paid, at a rate equal to the aggregate of the Domestic Rate plus four (4%) percent per annum (the "Default Rate")."

      8. Section 3.0 of Article III of the Revolver Agreement is hereby deleted in its entirety and replaced with the following:



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

            "The proceeds of the Loans hereunder shall be used only for the purpose of supporting acquisition financing, letters of credit, and working capital requirements."

      9. The date of the consolidated balance sheet set forth in Section 5.4 of Article V of the Revolver Agreement shall be changed from "June 29, 1996" to "June 26, 1999" and the date of the Borrower's Form 10-K shall be changed from "1996" to "1999".

      10.   The date of the Borrower's Form 10-K set forth in Article V, Section
            5.7 of the Revolver shall be changed from "1996" to "1999".

      11. All references to the "Acquisition Transaction" shall hereby be deleted in the entirety.

      12. Section 8.0 of Article VIII of the Revolver is hereby deleted in its entirety and replaced with the following:

            "So long as the Note shall remain unpaid or the Bank shall have any commitment under this Agreement:

            1. The Borrower will maintain Minimum Working Capital of not less than $18,000,000.00 at the end of each of Borrower's fiscal quarter.

            2. The Borrower will maintain at all times a Maximum Debt to Tangible Net Worth ratio of no more than: 1.50:1 from and after December 31, 1999.

            3. As of March 31, 1999, the Borrower will maintain a Tangible Net Worth of not less than $30,000,000.00. Thereafter, the Borrower's Tangible Net Worth will increase (as of the end of each of the Borrower's quarters) by a minimum of an aggregate of 40% of the prior quarter's Net Income.

            4. The Borrower will maintain Minimum Debt Service Coverage defined as the ratio of aggregate Net Income of the Borrower plus aggregate depreciation, plus aggregate amortization, less aggregate Capital Expenditures not financed on a long-term basis to Current Maturities of Long Term Debt of the Borrower of 1.75:1. This covenant shall be tested on a rolling quarterly basis for a four fiscal quarter period.


            5. The Borrower will not suffer a negative Net Income for two fiscal quarters during any fiscal year.

                  All of the foregoing covenants shall be tested as of the last day o f each of the Borrower's fiscal quarters commencing with the Borrower's fiscal quarter first ending on March __, 2000.

                  Capitalized terms otherwise not defined herein shall be
            defined in accordance with GAAP."

      13. Subsection (5) of Section 9.0 of Article IX of the Revolver Agreement is hereby deleted in its entirety and replaced with the following:

            "There exists any Event of Default as defined under that certain loan arrangement by and between ASTeX Realty Corp. and the Bank evidenced by, among other documents, instruments and agreements, that certain Loan Agreement dated as of March 6, 2000, and that certain Note dated as of March 6, 2000 in the original principal amount of $10,000,000.00."

      14. Section 11.1 of Article XI of the Revolver Agreement is hereby deleted in its entirety and replaced with the following:

            "Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement or any other Loan Document (hereinafter in this Section referred to as "Notice") must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, and addressed as follows:

            If to the Bank;

                  Citizens Bank of Massachusetts
                  28 State Street
                  Boston, Massachusetts 02109
                  Attn: Ms. Suzanne Dwyer, Vice President

            With a copy to:

                  Riemer & Braunstein LLP
                  Three Center Plaza
                  Boston, Massachusetts 02108
                  Attn: Jonathan D. Yellin, Esquire

            If to the Borrower:

                  Applied Science and Technology, Inc.
                  35 Cabot Road
                  Woburn, Massachusetts 01801
                  Attn: William S. Hurley, Senior Vice President and
                        Chief Financial Officer

            With a copy to:

                  Mintz Levin Cohn Ferris Glovsky & Popeo, PC
                  1 Financial Center
                  Boston, Massachusetts 02111
                  Attn: Stephen T. Langer, Esquire

            Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no Notice was given shall be deemed to be receipt of the Notice sent. By giving at least thirty (30) days' prior Notice thereof, the Borrower or the Bank shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America."

      15. The Borrower hereby ratifies, confirms, and reaffirms all of the terms and conditions of the Revolver Agreement, and all of the other documents, instruments, and agreements evidencing the Loan Arrangement including, without limitation, the Note. In addition, the Borrower acknowledges and agrees that the Bank is not agreeing by this First Amendment to Unsecured Committed Revolver Loan Agreement to amend, modify, or alter any of the terms and conditions of the Loan Arrangement except to the extent provided herein.

      16. Any determination that any provision of this First Amendment to Unsecured Committed Revolver Loan Agreement or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this First Amendment to Unsecured Committed Revolver Loan Agreement.

      17. The Borrower shall pay on demand all costs and expenses of the Bank, including, without limitation, reasonable attorneys' fees in connection with the preparation, negotiation, execution and delivery of this First Amendment to Unsecured Committed Revolver Loan Agreement.

      18. The Borrower warrants and represents that the Borrower has consulted with independent legal counsel of the Borrower's selection in connection with this First Amendment to Unsecured Committed Revolver Loan Agreement and is not relying on any representations or warranties of the Bank or its counsel in entering into this First Amendment to Unsecured Committed Revolver Loan Agreement.

      19. The Borrower acknowledges, confirms and agrees that it has no offsets, defenses, claims or counterclaims against the Bank with respect to any of the Borrower's liabilities and obligations to the Bank under the Loan Arrangement, and to the extent that the Borrower has any such claims under the Loan Arrangement, the Borrower affirmatively WAIVES and RENOUNCES such claims as of the date hereof.

      IN WITNESS WHEREOF, this First Amendment to Unsecured Committed Revolver Loan Agreement has been executed as a sealed instrument as of the date first set forth above.



WITNESS:                                  BORROWER

/s/ C. L. Glynn                           APPLIED SCIENCE AND TECHNOLOGY, INC.
------------------
                                          By:  /s/ William S. Hurley
                                              ---------------------------------
                                          Name: William S. Hurley
                                          Title: Senior Vice President and
                                                 Chief Financial Officer



Acknowledged and Agreed to:
CITIZENS BANK OF MASSACHUSETTS

By:    /s/ Suzanne L. Dwyer
    ---------------------------------
Name:  Suzanne L. Dwyer
      -------------------------------
Title: Vice President
       ------------------------------



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